UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2018

RLJ ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35675	45-4950432
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8515 Georgia Avenue, Suite 650 Silver Spring, Maryland 20910
(Address of principal executive offices)

(301) 608-2115
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

RLJ Entertainment, Inc.

8515 Georgia Avenue, Suite 650

Silver Spring, Maryland 20910

Attention: Miguel Penella, Chief Executive Officer

Copies to:

Arent Fox LLP1717 K Street, NWWashington, DC 20006Attention: Jeffrey Jordan, Esq.(202) 857-6473Greenberg Traurig, LLPMetLife Building200 Park AvenueNew York, NY 10166Attention: Clifford E. Neimeth, Esq.(212) 801-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act .  ☐

2

Item 1.01 Entry into a Material Definitive Agreement.

On July 29, 2018, RLJ Entertainment, Inc., a Nevada corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AMC Networks Inc., a Delaware corporation (“AMC”), Digital Entertainment Holdings LLC, a Delaware limited liability company and wholly owned subsidiary of AMC (“Parent”), and River Merger Sub Inc., a Nevada corporation and wholly owned subsidiary of Parent (“Merger Sub”).  Capitalized terms used and not defined herein have the respective meanings assigned to them in the Merger Agreement, which is filed herewith as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent (the “Surviving Corporation”).  The time the Merger occurs is referred to as the “Effective Time”.

Merger Consideration

Common Stock

At the Effective Time, each outstanding share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) will be cancelled and converted into the right to receive $6.25 in cash, without interest thereon (the “Per Share Merger Consideration”), other than the shares of Company Common Stock held by (i) AMC, Parent, Merger Sub or any other affiliate of Parent (the “AMC Parties”) and (ii) The RLJ Companies, LLC, a Delaware limited liability company (“RLJ LLC”), RLJ SPAC Acquisition, LLC, a Delaware limited liability company (“RLJ SPAC”), and Mr. Robert L. Johnson, the Company’s founder (collectively, the “RLJ Parties”).  RLJ LLC is the sole manager and the sole voting member of RLJ SPAC, and Mr. Johnson is the sole manager and the sole voting member of RLJ LLC.  The RLJ Parties have agreed to exchange, at a valuation of $6.25 per share, all of their shares of Company Common Stock and 2015 Warrants for membership interests in Parent.

Preferred Stock

Pursuant to the certificates of designation governing the Company’s Series C-1 Convertible Preferred Stock, Series C-2 Convertible Preferred Stock and Series D-2 Convertible Preferred Stock (collectively, the “Preferred Stock”), each outstanding share of Preferred Stock (other than Preferred Stock held by the AMC Parties) will be entitled to elect to receive an amount in cash equal to the product of (i) the number of shares of Company Common Stock into which such share of Preferred Stock is convertible multiplied by (ii) $7.8125, without interest.  Any holder of Preferred Stock that does not make such election within 180 days following the Effective Time will be entitled to receive, in respect of each share of Preferred Stock for which the holder fails to make such election, a security to be issued by the Surviving Corporation, as provided in the applicable certificate of designation.

2015 Warrants

At the Effective Time, each 2015 Warrant (other than the 2015 Warrants held by the AMC Parties and the RLJ Parties) will be converted into the right to receive, as promptly as practicable after the Effective Time, an amount in cash, without interest, equal to the product of (i) the number of shares issuable upon exercise of such 2015 Warrant immediately prior to the Effective Time multiplied by (ii) the excess, if any, of (A) the Per Share Merger Consideration minus (B) the exercise price per share of such 2015 Warrant.

Company Stock Options, Restricted Shares, RSUs and PSUs

At the Effective Time, (1) each (A) outstanding award of Company Options (or portion thereof) that is vested and exercisable and (B) outstanding and unvested award of Company Options scheduled to vest before 2020 will be cancelled and converted into the right to receive, as soon as reasonably practicable after the Effective Time, an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (i) the number of shares issuable upon exercise of such Company Options immediately prior to the Effective Time multiplied by (ii) the excess, if any, of (A) the Per Share Merger Consideration minus (B) the exercise price of such Company Option, and (2) each outstanding and unvested award of Company Options scheduled to vest after 2019 will be cancelled and converted into an award (the “Converted Option Award”) to receive, on the earlier of (x) the date on which each such Company Option is scheduled to vest (subject to the achievement of the vesting conditions) and (y) the first anniversary of the Closing Date, subject to continued employment through that date, an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (i) the number of shares issuable upon exercise of such Company Options immediately prior to the Effective Time multiplied by (ii) the excess, if any, of (A) the Per Share Merger Consideration minus (B) the exercise price of such Company Option.  Except as specifically provided above, each Converted Option Award will remain subject to the same terms and conditions (including vesting conditions) as were applicable to such Company Option immediately prior to the Effective Time.

Each Company Restricted Share that is outstanding immediately prior to the Effective Time will become fully vested immediately prior to the Effective Time and will be treated as an outstanding share of Company Common Stock, and the holder thereof shall be entitled to receive the Per Share Merger Consideration with respect thereto, less any applicable withholding taxes.

At the Effective Time, each unvested Company Restricted Stock Unit (“RSU”) that is scheduled to vest before 2020 will become fully vested and converted into the right to receive, as soon as reasonably practicable after the Effective Time, an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (A) the number of shares underlying such RSU immediately prior to the Effective Time multiplied by (B) the Per Share Merger Consideration.  Each unvested RSU that is scheduled to vest after 2019 will be cancelled and converted into an award (the “Converted RSU Award”) to receive, on the earlier of (x) the date on which each such RSU is scheduled to vest (subject to the achievement of the vesting conditions) and (y) the first anniversary of the Closing Date, subject to continued employment through that date, an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (i) the number of shares underlying such RSU immediately prior to the Effective Time multiplied by (ii) the Per Share Merger Consideration.  Except as specifically provided above, each Converted RSU Award will remain subject to the same terms and conditions (including vesting conditions) as were applicable to such RSU immediately prior to the Effective Time.

At the Effective Time, each unvested Company Performance Stock Unit (“PSU”) earned based on performance as of the Effective Time, as determined in accordance with the Merger Agreement, will become fully vested and converted into the right to receive, as soon as reasonably practicable after the Effective Time, an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (i) the number of shares underlying such vested PSU multiplied by (ii) the Per Share Merger Consideration.  With respect to any PSUs that do not become vested at the Effective Time, a number of such unvested PSUs as determined in accordance with the Merger Agreement will be cancelled and converted into an award (the “Converted PSU Award”) to receive, on the earlier of (x) the date on which such PSU is scheduled to vest (subject to the achievement of the vesting conditions) and (y) the first anniversary of the Closing Date, subject to continued employment through that date, an amount in cash, without interest and subject to applicable withholding tax, equal to the product of (i) the number of shares underlying such Converted PSU Award multiplied by (ii) the Per Share Merger Consideration.  Except as specifically provided above, each Converted PSU Award will remain subject to the same terms and conditions (including vesting conditions) as were applicable to such PSU immediately prior to the Effective Time.  Any PSUs that do not vest or convert into a Converted PSU Award as set forth in the Merger Agreement will be forfeited at the Effective Time for no consideration.

Conditions to the Consummation of the Merger

The obligation of the parties to consummate the Merger is subject to customary closing conditions, including, among other things, the approval of the Merger Agreement and the Merger by the Company’s stockholders at a special meeting of stockholders convened for such purpose (the “Special Meeting”), and the absence of legal restraints and prohibitions against the Merger and the other transactions contemplated by the Merger Agreement.  The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct to the extent specified in the Merger Agreement, the other party having performed in all material respects its obligations under the Merger Agreement and, in the case of Parent and Merger Sub, the Company not having suffered a Material Adverse Effect.  There is no financing condition to the Merger.

AMC currently beneficially owns approximately 30.1% of the outstanding shares of Company Common Stock in addition to shares of Preferred Stock, 2015 Warrants and other warrants to purchase shares of Company Common Stock, which, if exercised by AMC in full, would result in AMC beneficially owning, in the aggregate, a majority of the voting power attributable to all of the outstanding Company Common Stock.  AMC has notified the Company that it intends to exercise its warrants, in full, prior to the record date for the Special Meeting.  Accordingly, upon AMC’s exercise, in full, of its warrants, AMC will have the requisite voting power and ability at the Special Meeting to unilaterally cause the approval of the Merger Agreement and the Merger by the Company’s stockholders (without any need for any additional votes by any other stockholder).  In addition, in connection with the transactions contemplated by the Merger Agreement, the RLJ Parties have entered into a voting agreement with Parent, pursuant to which such persons have agreed to vote all of their respective shares of Company Common Stock in favor of the Merger Agreement and the Merger, as described in more detail below in Item 8.01 of this Current Report on Form 8-K.

Company Non-Solicitation Covenant and Permitted Response to Alternative Proposals

The Company is not permitted to (i) initiate, solicit, propose or knowingly encourage or otherwise knowingly facilitate any inquiry or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations relating to any Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, (iii) provide any information or data concerning the Company or its subsidiaries or access to their properties, books and records to any person in connection with any Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, (iv) enter into any Alternative

Acquisition Agreement, (v) take any action to exempt any third party from the restrictions on “business combinations” or acquisitions or voting of Company Common Stock under any applicable takeover statutes, or (vi) grant any waiver, amendment or release under any standstill or confidentiality agreement concerning an Acquisition Proposal.

However, prior to obtaining stockholder approval of the Merger Agreement, in response to an unsolicited, bona fide written Acquisition Proposal, the Company may (subject to certain requirements regarding confidentiality and providing certain notifications and materials to Parent) (i) provide non-public information and access to the Company’s and its subsidiaries’ properties, books and records to the person who made such Acquisition Proposal, (ii) engage in or otherwise participate in any discussions or negotiations with any such Person regarding such Alternative Proposal (including to request clarification of the terms and conditions of such Acquisition Proposal) and (iii) take the actions described in clauses (v) and (vi) of the preceding paragraph of this Current Report on Form 8-K, if, and only if, prior to the taking of any such action, the Special Committee (the “Special Committee”) of the Board of Directors of the Company (the “Board”) determines in good faith, after consultation with outside legal counsel that, based on the information then available and after consultation with its financial advisor, such Acquisition Proposal either constitutes a Superior Proposal or is reasonably expected to result in a Superior Proposal, and that, based on the information then available (including the terms and conditions of such Acquisition Proposal and the Merger Agreement), the failure to take such action would be inconsistent with the directors’ fiduciary duties under Nevada law.

Change of Recommendation

None of the Board, the Special Committee or any other committee of the Board may (i) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify) the Special Committee’s recommendation that the Company’s stockholders vote in favor of the Merger (the “Company Recommendation”), in a manner adverse to Parent, (ii) fail to include the Company Recommendation in the Company’s proxy statement to be mailed to the Company’s stockholders in connection with the Merger, (iii) at any time following the receipt of an Acquisition Proposal (other than a tender or exchange offer that has been publicly disclosed), fail to reaffirm its approval or recommendation of the Merger Agreement and the Merger as promptly as practicable (but in any event within five business days) after receipt of any written request to do so from Parent, (iv) fail to recommend rejection of any tender offer or exchange offer for outstanding shares of Company Common Stock that has been commenced by any person on or prior to the 10th business day after such commencement, or (v) approve, authorize or recommend (or determine to approve, authorize or recommend) or publicly declare advisable any Acquisition Proposal or any Alternative Acquisition Agreement (any such action, a “Recommendation Change”).

However, prior to obtaining stockholder approval of the Merger Agreement, the Special Committee may make a Recommendation Change and terminate the Merger Agreement if (i) an unsolicited, bona fide written Acquisition Proposal that was not obtained in breach of the Company’s non-solicitation covenants is received by the Company and not withdrawn and (ii) the Special Committee determines in good faith, after consultation with outside legal counsel and its financial advisor, that such Acquisition Proposal constitutes a Superior Proposal.  However, such a Recommendation Change and termination of the Merger Agreement may not be made unless and until (A) prior to taking such action, the Company gives Parent four business days’ advance written notice that the Special Committee intends to consider or take any action with respect to making such Recommendation Change, together with a reasonably detailed description of the Superior Proposal, (B) during the pendency of such four-business-day-period, if requested by Parent, the Special Committee and its representatives negotiate in good faith with Parent and its representatives to revise the Merger Agreement (in the form of a binding amendment) to enable the Special Committee to determine in good faith, after consultation with its outside legal counsel and its financial advisor, that after giving effect to such modifications, such Acquisition Proposal would no longer constitute a Superior Proposal, and (iii) at the expiration of such four-business-day period, the Special Committee, after having taken into account the modifications to the Merger Agreement proposed by Parent, has determined in good faith, after consultation with outside legal counsel and its financial advisor, that a failure to make a Recommendation Change and terminate the Merger Agreement and abandon the Merger would be inconsistent with the  fiduciary duties of the Company’s directors under Nevada law.

The Special Committee may also make a Recommendation Change and terminate the Merger Agreement if (i) an Intervening Event has occurred and is continuing and (ii) the Special Committee determines in good faith, after consultation with its outside legal counsel and its financial advisor, that failure to make a Recommendation Change as a result of such Intervening Event would be inconsistent with the fiduciary duties of the Company’s directors under Nevada law.  However, such a Recommendation Change and termination of the Merger Agreement may not be made unless and until the Special Committee provides Parent with the same matching rights as described above.

Termination; Termination Fee

The Merger Agreement contains certain termination rights for Parent and the Company including, (i) with respect to each of the Company and Parent, if the Merger is not consummated on or before February 28, 2019, (ii) with respect to the Company, if the Special Committee makes a Recommendation Change in connection with a Superior Proposal or an Intervening Event, in each case, to the extent permitted by the Merger Agreement and as described above, and (iii) with respect to Parent, if the Special Committee makes a Recommendation Change in connection with a Superior Proposal or an Intervening Event.

The Company is required to pay to Parent a cash termination fee equal to $6.75 million if (i) the Merger Agreement is terminated by either the Company or Parent due to the failure of the parties to consummate the Merger by the Outside Date, any Person has made and publicly announced an Acquisition Proposal and, within 12 months of such termination, the Company has entered into or consummated an Alternative Acquisition Agreement with respect to an Acquisition Proposal or (ii) the Merger Agreement is terminated by either Parent or the Company as a result of a Recommendation Change made in connection with a Superior Proposal.  The Company is required to pay to Parent a cash termination fee equal to the documented, out-of-pocket expenses of Parent incurred in connection with the Merger Agreement and the transactions contemplated thereby, up to a maximum of $3.0 million, if the Merger Agreement is terminated by Parent or the Company as a result of a Recommendation Change made in connection with an Intervening Event.

Representations, Warranties and Covenants

The Company, Parent and Merger Sub each made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants by the Company to, subject to certain exceptions, conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and the consummation of the Merger.

A copy of the Merger Agreement has been included as an exhibit to this Current Report on Form 8-K to provide investors with information regarding its terms.  It is not intended to provide any other factual information about the Company, Parent Merger Sub or any of their respective subsidiaries or affiliates.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures; may not have been intended to be statements of fact, but rather, as a method of allocating contractual risk and governing the contractual rights and relationships between the parties to the Merger Agreement; and may be subject to standards of materiality applicable to contracting parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Parent’s public disclosures.  The holders of Company Common Stock and other investors are not third-party beneficiaries under the Merger Agreement.

The foregoing description of the Merger Agreement is only a summary and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On July 30, 2018, the Company and AMC issued a joint press release announcing the execution of the Merger Agreement, a copy of which has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 8.01.

Additionally, the RLJ Parties have entered into a Voting and Transaction Support Agreement, dated as of July 29, 2018 (the “Voting Agreement”) with Parent and the Company (as a nominal party only for the purpose of certain ministerial acts thereunder), pursuant to which, subject to certain exceptions, the RLJ Parties have agreed to vote all of their respective shares of Company Common Stock, aggregating approximately 43.7% of the issued and outstanding Company Common Stock as of the date of the Voting Agreement (together with any additional shares of Company Common Stock acquired by them after the date of the Voting Agreement), in favor of the Merger Agreement and the Merger.  A copy of the Voting Agreement is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference in this Item 8.01.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements include, but are not limited to, statements regarding the Company’s proposed business combination transaction with AMC, all statements regarding the Company’s expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, and statements containing words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside,” and other similar expressions.  All statements in this press release that are not historical facts, are forward-looking statements that reflect the best judgment of the Company based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below.  Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause its actual results, performance or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”).

Risks and uncertainties related to the proposed Merger include, but are not limited to, potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger, uncertainties as to the timing of the Merger, adverse effects on the Company’s stock price resulting from the announcement of the Merger or the failure of the Merger to be completed, competitive responses to the announcement of the Merger, the risk that regulatory, licensure or other approvals required for the consummation of the Merger are not obtained or are obtained subject to terms and conditions that are not anticipated, litigation relating to the Merger, the inability to retain key personnel, and any changes in general economic and/or industry-specific conditions.

In addition to the factors set forth above, other factors that may affect the Company’s plans, results or stock price are set forth in its most recent Annual Report on Form 10-K and in its subsequently filed reports on Forms 10-Q and 8-K.

Many of these factors are beyond the Company’s control.  The Company cautions investors that any forward-looking statements made by it are not guarantees of future performance.  The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Additional Information and Where to Find It

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  This communication may be deemed to be solicitation material in respect of the proposed Merger.  In connection with the Merger, the Company will prepare and mail a definitive proxy statement (the “Proxy Statement”) to its stockholders.  In addition, certain participants in the merger will file with the SEC a Schedule 13E-3 Transaction Statement (the “Schedule 13E-3”).  These documents will be filed with or furnished to the SEC.  Investors and stockholders are urged to read carefully and in their entirety these materials and other materials filed with or furnished to the SEC when they become available, as they will contain important information about the Company, the Merger and related matters.  In addition to receiving the Proxy Statement by mail, stockholders also will be able to obtain the Proxy Statement and Schedule 13E-3, as well as other filings containing information about the Company, the Merger and related matters, without charge, from the SEC’s website (http://www.sec.gov).  In addition, these documents can be obtained, without charge, by sending a written request to RLJ Entertainment, Inc., 8515 Georgia Avenue, Suite 650, Silver Spring, Maryland 20910, Attention: Dawn Martens, or by calling (301) 608-2115.

Participants in Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from stockholders with respect to the Merger.  Information regarding the persons or entities who may be considered “participants” in the solicitation of proxies will be set forth in the Proxy Statement and Schedule 13E-3 relating to the Merger, when each is filed with the SEC. Information regarding the directors and executive officers of the Company is set forth in the Company’s 2017 Annual report on Form 10-K, which was filed with the SEC on March 16, 2018.  Additional information regarding the interests of such potential participants will be included in the Proxy Statement and Schedule 13E-3 and the other relevant documents filed with the SEC when they become available.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 29, 2018, by and among RLJ Entertainment, Inc., AMC Networks Inc., Digital Entertainment Holdings LLC and River Merger Sub Inc.
99.1	Press release dated July 30, 2018

99.2

Voting and Transaction Support Agreement, dated as of July 29, 2018, by and among The RLJ Companies, LLC, RLJ SPAC Acquisition, LLC, Mr. Robert L. Johnson, Digital Entertainment Holdings LLC and RLJ Entertainment, Inc.

* The exhibits and schedules to the Agreement and Plan of Merger have been omitted from this Current Report on Form 8-K pursuant to Item 601(b)(2) of Regulation S-K.  The Company will furnish copies of any such schedules and exhibits to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ ENTERTAINMENT, INC.

Date:	July 30, 2018	By:	/s/ MIGUEL PENELLA
		Name:	Miguel Penella
		Title:	Chief Executive Officer